Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-266753) and on Form S-8 (No. 333-263813) of our report dated March 6, 2025, with respect to the consolidated financial statements of EVgo Inc.

/s/ KPMG LLP

Denver, Colorado
March 6, 2025